UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
–––––––––––––

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2012

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108, San Diego, CA (Address of Principal Executive Offices)	92122 (Zip Code)

Registrant's telephone number, including area code: (858) 677-0900

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2012, a subsidiary of Retail Opportunity Investments Corp. (the "Company") completed the acquisition of a shopping center located in San Jose, California known as Santa Teresa Village Shopping Center from Santa Teresa Village LLC (“Seller”), an unaffiliated third party. The net purchase price for Santa Teresa Village Shopping Center was approximately $31.6 million and was funded through the assumption of an existing mortgage of approximately $19.1million and available cash of $12.5 million.

Set forth in Item 9.01 are financial statements prepared pursuant to Rule 3-14 of Regulation S-X relating to the acquisition of Santa Teresa Village Shopping Center which individually is not considered significant within the meaning of Rule 3-14.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statement of Property Acquired.

Santa Teresa Village Shopping Center

•	Independent Auditors’ Report

•	Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)

•	Notes to Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)

(b)      Pro Forma Financial Information.

•	Pro Forma Consolidated Balance Sheet as of September 30, 2012 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2012 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 (Unaudited)

•	Notes to Pro Forma Consolidated Financial Statements (Unaudited)

(c)      Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Financial Statement of Property Acquired and Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Dated: January 2, 2013	By: /s/ Michael B. Haines Michael B. Haines Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Financial Statement of Property Acquired and Pro Forma Financial Information